                                                                    Exhibit 4.17


                 (Form of Global Fixed Rate Registered Security)

                                 (Form of Face)

NOTE NUMBER                                 AGENT'S NAME

                                                            ASHLAND INC.

----------------------------------------------------
PRINCIPAL AMOUNT  SETTLEMENT DATE      TRADE DATE



U.S.$                      (ORIGINAL ISSUE DATE)



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MATURITY DATE   TRUSTEE'S CUST. NO.   INTEREST RATE   TAXPAYER ID   TRANSFERRED
                                                     OR SOC. SEC.
                                                        NO. OF
                                                      PURCHASER



NAME AND ADDRESS OF REGISTERED OWNER            MEDIUM-TERM
                                                    NOTE
                                                  PROGRAM

                                      U.S. BANK National Association
                                                  TRUSTEE



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CUSTOMER'S    RETAIN FOR     THE TIME OF THE     PLEASE SIGN      SEE
  COPY       TAX PURPOSES  TRANSACTION WILL BE    AND RETURN REVERSE SIDE
                          FURNISHED UPON REQUEST   ENCLOSED
                             OF THE CUSTOMER       RECEIPT

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UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE AND CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

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REGISTERED                                                            REGISTERED

                                  ASHLAND INC.
                           MEDIUM-TERM NOTE, SERIES K
                   Due Nine Months or More From Date Of Issue

NO.                            (Fixed Rate)                               U.S.$


                                                        CUSIP
ORIGINAL ISSUE DATE:         INTEREST RATE:          MATURITY DATE:


REDEMPTION DATE:             INDEXED NOTES:          YES (see attached)       NO

OTHER PROVISIONS:



                  ASHLAND INC., a corporation duly organized and existing under the laws of Kentucky (herein called the "Company", which term includes any successor corporation under the Indenture referred to on the reverse hereof), for value received, hereby promises to pay to, or registered assigns, the principal sum of

                  U.S. DOLLARS, on the Maturity Date specified above, and to pay interest thereon from the Original Issue Date specified above, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, to but excluding the relevant Interest Payment Date, semiannually in arrears on February 15 and August 15 in each year, unless otherwise indicated in the applicable Pricing Supplement, commencing on the first such date after the Original Issue Date set forth above, at the rate set forth on the face hereof, until the principal hereof is paid or made available for payment; provided,
                                                                  --------
however, that if the Original Issue Date set forth above is after a Regular
-------
Record Date referred to below and before the related Interest Payment Date, the first payment of interest will be made on the Interest Payment Date following the next succeeding Regular Record Date. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date (other than at Maturity) will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the February 1 or August 1 (whether or not a Business Day), unless otherwise indicated in the applicable Pricing Supplement, as the case may be, next preceding such Interest Payment Date; provided, however, that interest payable
                                      --------  -------
at Maturity shall be payable to the Person to whom principal shall be payable. Except as otherwise provided in the Indenture, any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the Payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture. Payment of the principal, premium, if any, and interest on this Security will be made to the Depository, or its nominee, as Holder thereof, in accordance with arrangements then in effect between the Trustee and the Depositary, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company, payment of interest
--------  -------
(except at Maturity) may be made by United States dollar check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register (which in the case of Book-Entry Notes, will be a nominee of the Depositary). Payment of the principal, premium, if any, and interest on this Security due at Maturity will be made in immediately available funds upon surrender of this Security to the Paying Agent; provided that this Security is
                                                --------
presented to the Paying Agent in time for the Paying Agent to make such payment in accordance with its normal procedures. "Maturity" shall mean the date on which the principal of this Security or an installment of principal becomes due, whether on the Maturity Date specified above, upon redemption or otherwise.

        REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS SECURITY SET FORTH IN FULL ON THE REVERSE HEREOF, WHICH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS IF SET FORTH IN FULL AT THIS PLACE.

        Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof, directly or through an Authenticating Agent, by manual signature of an authorized officer, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

        IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.


Dated:                                   ASHLAND INC.

                                         By:      _________________ ____________
                                                  Treasurer

[Seal]                                   Attest:

                                                  _________________ ____________
                                                  Assistant Secretary


                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the Series designated therein referred to in the within-mentioned Indenture.



U.S. BANK National Association
   As Trustee

By: ____________________________
       Authorized Signatory

                                (Form of Reverse)

                                  ASHLAND INC.
                           MEDIUM-TERM NOTE, SERIES K

                                  (Fixed Rate)

        This Security is one of a duly authorized issue of securities of the Company (herein called the "Securities"), issued and to be issued in one or more series under an Indenture, dated as of (herein called the "Indenture"), between the Company and U.S. Bank National Association, as Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof.

        This Security may not be redeemed prior to the Redemption Date set forth on the face hereof. If no Redemption Date is so set forth, this Security is not redeemable prior to the Maturity Date. On or after the Redemption Date set forth on the face hereof, this Security is redeemable in whole or in part in increments of U.S. $1,000 at the option of the Company at a redemption price equal to 100% of the principal amount to be redeemed together with interest thereon to the date of redemption.

        Notice of redemption will be given by mail to Holders of Securities, not more than 60 nor less than 30 days prior to the date fixed for redemption, all as provided in the Indenture.

        In the event of redemption of this Security in part only, a new Security or Securities of this series and of like tenor for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the surrender hereof.

        The Securities of this series will not have a sinking fund unless otherwise specified in the applicable pricing supplement.

        Subject to a number of important qualifications and exceptions set forth in the Indenture, the Indenture provides that neither the Company nor any Subsidiary (as defined in the Indenture) will (i) issue, assume or guarantee any notes, bonds, debentures or other similar evidences of indebtedness for money borrowed secured by a mortgage, lien, pledge or other encumbrance upon any real or personal property located in the continental United States of America without effectively providing that the Securities will be secured equally and ratably with (or, at the option of the Company, prior to) such indebtedness so long as such indebtedness shall be so secured or (ii) enter into any Sale and Lease-Back Transactions (as defined in the Indenture).

        The Indenture also provides that the Company at its option (a) will be Discharged (as such term is defined in the Indenture) from any and all obligations in respect of the Securities (except for certain obligations to register the transfer or exchange of Securities, replace stolen, lost or mutilated Securities, maintain paying agencies and hold moneys for payment in trust) or
(b) need not comply with certain restrictive covenants of the Indenture, if there is deposited with the Trustee, in the case of Securities denominated in U.S. dollars, U.S. Government Obligations (as defined in the Indenture) or, in the case of Securities denominated in a foreign currency, Foreign Government Securities (as defined in the Indenture), which through the payment of interest thereon and principal thereof in accordance with their terms will provide money or a combination of money and U.S. Government Obligations or Foreign Government Securities, as the case may be, in an amount sufficient to pay in the currency, currencies or currency unit or units in which the Securities are payable all the principal, premium, if any, and interest on, the Securities on the dates such payments are due in accordance with the terms of the Securities.

          Interest payments for this Security will include interest accrued to but excluding the Interest Payment Date. Interest payments for this Security shall be computed and paid on the basis of a 360-day year of twelve 30-day months.

          The interest rate on this Security will in no event be higher than the maximum rate permitted by New York law as the same may be modified by United States law of general applicability.

          If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

          The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of 66-2/3% in principal amount of the Securities at the time outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any of such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

          As set forth in, and subject to, the provisions of the Indenture, no Holder of any Security of this series will have any right to institute any proceeding with respect to the Indenture or for any remedy thereunder, unless such Holder shall have previously given to the Trustee written notice of a continuing Event of Default with respect to this series, the Holders of not less than 25% in principal amount of the Outstanding Securities of this series shall have made written request, and offered reasonable indemnity, to the Trustee to institute such proceeding as trustee, the Trustee shall not have received from the Holders of a majority in principal amount of the Outstanding Securities of this series a direction inconsistent with such request and the Trustee shall have failed to institute such proceeding within 60 days; provided, however, that such
                                          --------  -------
limitations do not apply to a suit instituted by the Holder hereof for the enforcement of payment of the principal, premium, if any, or interest on this Security on or after the respective due dates expressed herein.

          No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal, premium, if any, and interest on this Security at the times, places and rate, and in the coin or currency, herein prescribed.

          As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the corporate trust office of the Trustee or such other office or agency as may be designated by the Company in Cincinnati, Ohio, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of authorized denominations and with like terms and conditions and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

          The Securities of this series are issuable only in registered form, without coupons, in denominations of $1,000 and any integral multiple of $1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination and with like terms and conditions, as requested by the Holder surrendering the same.

          No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

          Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security is overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

          The Indenture and the Securities shall be governed by and construed in accordance with the laws of the State of New York.

          All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

                            _____________________

                                  ABBREVIATIONS

          The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM-as tenants                UNIF GIFT MIN ACT-.......... Custodian........
          in common                                   (Cust)             (Minor)
TEN ENT-as tenants                     Under Uniform Gifts to Minors Act
          by the entireties
JT TEN-as joint tenants                .........................................
          with right of                                   (State)
          survivorship and
          not as tenants in common

          Additional abbreviations may also be used though not in the above list.

                            _____________________

          FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

Please Insert Social Security or Other
  Identifying Number of Assignee

------------------------------------------


------------------------------------------


                                                   _____________________________

________________________________________________________________________________

                   PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS
                      INCLUDING POSTAL ZIP CODE OF ASSIGNEE



the within Security and all rights thereunder, hereby irrevocably constituting and appointing ________________________________________________ attorney to transfer said Security on the books of the Company, with full power of substitution in the premises.


Dated: __________________________________       ________________________________
                                                           Signature